UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

California Coastal Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17189	02-0426634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Executive Circle, Suite 250, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 250-7700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 7.01 Regulation FD Disclosure.

Company Notified by Nasdaq of Common Stock Delisting Effective April 27, 2010

Company Receives Final Nasdaq Notice of Common Stock Delisting Effective April 27, 2010—Common Stock to Trade Over-the-Counter Immediately Thereafter

On April 20, 2010 the registrant was informed that the Nasdaq Listings and Hearings Review Council had declined to review the Nasdaq Hearings Panel’s determination to delist the registrant’s common stock which will result in the stock ceasing to be traded on the Nasdaq Stock Market effective at the open of trading on April 27, 2010.  At that time the common stock will trade over-the-counter in the recently created OTCQB™ marketplace.

A copy of the press release announcing the Review Council’s determination is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated April 22, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2010	California Coastal Communities, Inc.

	By:	/s/ RAYMOND J. PACINI
Raymond J. Pacini
Chief Executive Officer